Exhibit 99.1

HOOKIPA Pharma Provides Update on Business Priorities and Oncology Partnership Programs

•	HOOKIPA to prioritize clinical development of HB-200 for the treatment of HPV16+ head and neck cancers and Gilead-partnered programs in infectious disease

•	HOOKIPA will regain global development rights to HB-700 program for KRAS-mutated cancers from Roche; HOOKIPA remains eligible for milestone payment associated with submission of Investigational New Drug application

•	HOOKIPA will implement cost saving initiatives, including a reduction of workforce by approximately 30 percent

•	HOOKIPA maintains a strong cash position of $117.5 million as of December 31, 2023[1]

NEW YORK and VIENNA, January 29, 2024 – HOOKIPA Pharma Inc. (NASDAQ: HOOK, ‘HOOKIPA’), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced that the Company will focus its resources in two strategic areas: (1) prioritize the clinical development of a randomized trial for its HB-200 program in human papillomavirus 16 positive (HPV16+) head and neck squamous cell carcinoma (HNSCC) and (2) its two Gilead-partnered infectious disease cure programs for hepatitis B and human immunodeficiency virus.

In the first-line setting HB-200, in combination with pembrolizumab, has demonstrated best-in-class antigen specific T cell activation and has doubled the historic objective response rates of standard of care treatment alone. The totality of the HB-200 data presents a clear opportunity for HOOKIPA to advance this program in a randomized trial starting in mid-2024.

“HOOKIPA has a tremendous opportunity to transform treatment of multiple disease areas using an entirely new class of medicines,” said Joern Aldag, Chief Executive Officer at HOOKIPA. “As we move forward with our randomized trial for HB-200 in combination with pembrolizumab, we have made an important decision to focus our resources and pursue this opportunity in earnest. We will focus on clinical delivery and execution so that we can help address a significant unmet need for patients with advanced HPV16+ head and neck cancer.”

The Company also announced that it has received notification from Roche of their decision to terminate the collaboration and licensing agreement for HOOKIPA’s HB-700 program in KRAS mutated cancers. To date, HOOKIPA has met all go-forward criteria under the agreement and remains eligible for a final milestone payment associated with IND submission. Effective April 25, 2024, HOOKIPA will regain full control of the associated intellectual property portfolio and have full collaboration and licensing rights for this program. As part of its strategic refocus, HOOKIPA will pause development activities related to HB-300 and most of its preclinical research activities.

HOOKIPA will reduce its workforce by approximately 30 percent and rebalance its cost structure in alignment with the new prioritization of the Company’s programs. HOOKIPA maintains a strong cash position of $117.5 million1 as of December 31, 2023, and believes that the planned reductions will help to conserve resources and better align its organization in direct support of late stage clinical development efforts.

Pipeline Update and Upcoming Catalysts

The strategic priorities for HOOKIPA are to advance its clinical programs including HB-200 and its two Gilead-partnered infectious disease programs. The Company is planning to submit an IND for HB-700 in the first quarter of 2024 and will begin searching for a collaboration partner. At this time, the company will not pursue further preclinical programs into development and pause further development of its HB-300 to conserve capital and ensure pipeline success and operational efficiency.

Program	Indication	Upcoming Catalysts
Oncology Programs
HB-200	HPV16+ HNSCC	• Additional first-line data for HB-200 in combination with pembrolizumab (1H 2024) • Initiation of randomized trial (mid-2024)
HB-700	KRAS	• IND submission (1Q 2024) • Publication of preclinical research (1H 2024) • Search for new collaboration partner

Infectious Disease Programs: Gilead-Partnered
HB-400	HBV	• Gilead-led: Phase 1b actively enrolling • Next milestone: Phase 2 initiation (Timing TBD)
HB-500	HIV	• Initiation of Phase 1 trial • First patient dosed, milestone payment (1H 2024)

Paused Programs
HB-300	Prostate Cancer	• Paused and utilize capital to support HB-200 development
Preclinical	Multiple targets

1 Cash position as of December 31, 2023, is unaudited

About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, which are designed to mobilize and amplify targeted T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes its wholly owned investigational arenaviral immunotherapies targeting Human Papillomavirus 16-positive cancers, KRAS-mutated cancers, and other unnamed indications. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Find out more about HOOKIPA online at www.hookipapharma.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by HOOKIPA regarding: timing and consequences regarding the termination of the Roche Collaboration Agreement, the extent, timing and plan of and the costs and estimated cash expenditures from, the reduction of workforce, and expected cash and cash equivalents as of December 31, 2023. Forward-looking statements can be identified by terms such as “will,” “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. Such forward-looking statements involve substantial risks and uncertainties that could cause HOOKIPA’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including HOOKIPA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, HOOKIPA’s ability to successfully establish, protect and defend its intellectual property, risks relating to business interruptions resulting from public health crises, the impact of public health crises on the enrollment of patients and timing of clinical results, and other matters that could affect the sufficiency of existing cash to fund operations. HOOKIPA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see HOOKIPA’s annual report on Form 10-K for the period ended December 31, 2022, quarterly report on Form 10-Q for the quarter ended September 30, 2023 and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov and HOOKIPA’s website at http://hookipapharma.com/. In addition, any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. HOOKIPA explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Availability of Other Information About HOOKIPA

Investors and others should note that we announce material financial information to our investors using our investor relations website (https://ir.hookipapharma.com/), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our members and the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the U.S. social media channels listed on our investor relations website.

For further information, please contact:

Investors and Media

Michael Kaiser

michael.kaiser@hookipapharma.com

+ 1 (917) 984 7537